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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm in Item 3 of this Registration Statement on Form S-8 pertaining to the Jostens, Inc. Executive Stock Purchase Program and to the incorporation by reference herein of our reports dated February 2, 1998, with respect to the consolidated financial statements of Jostens, Inc. incorporated by reference in its Annual Report (Form 10K) for the year ended January 3, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
February 12, 1999